Exhibit 99.2

AmerisourceBergen Corporation

Unaudited Adjusted Summary Segment Information

(dollars in thousands)

	Three Months Ended				Fiscal Year Ended	Three Months Ended
	December 31,	March 31,	June 30,	September 30,	September 30,	December 31,	March 31,
Revenue	2011	2012	2012	2012	2012	2012	2013
Pharmaceutical Distribution	$19,803,313	$19,454,919	$18,985,491	$18,696,821	$76,940,544	$20,676,209	$20,133,716
Other	209,325	296,401	397,452	421,566	1,324,744	427,889	435,385
Intersegment eliminations	(31,453)	(42,949)	(56,136)	(53,944)	(184,482)	(44,287)	(45,433)
Revenue	$19,981,185	$19,708,371	$19,326,807	$19,064,443	$78,080,806	$21,059,811	$20,523,668

	Three Months Ended				Fiscal Year Ended	Three Months Ended
	December 31,	March 31,	June 30,	September 30,	September 30,	December 31,	March 31,
Operating Income	2011	2012	2012	2012	2012	2012	2013
Pharmaceutical Distribution	$277,356	$362,363	$307,345	$328,572	$1,275,636	$280,885	$328,635
Other	9,606	23,724	21,176	17,613	72,119	20,559	24,950
Warrants	—	—	—	—	—	—	(3,761)
Employee severance, litigation and other	(3,559)	(9,027)	(4,135)	(27,419)	(44,140)	(2,004)	299
Operating income	$283,403	$377,060	$324,386	$318,766	$1,303,615	$299,440	$350,123

Percentages of revenue:

Pharmaceutical Distribution
Gross profit	2.74%	3.24%	3.05%	3.27%	3.07%	2.65%	2.98%
Operating expenses	1.34%	1.38%	1.44%	1.51%	1.41%	1.29%	1.35%
Operating income	1.40%	1.86%	1.62%	1.76%	1.66%	1.36%	1.63%

Other
Gross profit	14.93%	16.77%	22.15%	24.30%	20.49%	26.55%	26.87%
Operating expenses	10.34%	8.77%	16.82%	20.12%	15.04%	21.75%	21.14%
Operating income	4.59%	8.00%	5.33%	4.18%	5.44%	4.80%	5.73%

AmerisourceBergen Corporation
Gross profit	2.87%	3.45%	3.46%	3.74%	3.37%	3.14%	3.49%
Operating expenses	1.45%	1.54%	1.78%	2.07%	1.70%	1.72%	1.79%
Operating income	1.42%	1.91%	1.68%	1.67%	1.67%	1.42%	1.71%